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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated March 9, 2004 accompanying the consolidated financial statements and schedule of New World Restaurant Group, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Denver, Colorado
May 11, 2004

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS